Exhibit 5

[Akerman Senterfitt Letterhead]

Akerman Senterfitt
One Southeast Third Avenue
Suite 2500
Miami, FL 33131-1714
Tel: 305.374.5600
Fax: 305.374.5095

September 16, 2013

Dycom Industries, Inc.
117770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408

Ladies and Gentlemen:

We have acted as counsel to Dycom Industries, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 3,000,000 shares (the “Shares”) of the Company's common stock, par value $0.33 1/3 per share (“Common Stock”), which the Company may issue from time to time pursuant to the Dycom Industries, Inc. 2012 Long-Term Incentive Plan (the "Plan").

In connection with the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of this opinion. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and the Shares when issued and delivered in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Florida. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

AKERMAN SENTERFITT

/s/ AKERMAN SENTERFITT